Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

$4,000,000.00	July 30, 2024

For value received Glucotrack, Inc., a Delaware corporation (the “Company”), promises to pay to _______________ or their successors or assigns (“Holder”) the principal sum of US $4,000,000.00 (the “Principal Amount”) with simple interest on the outstanding principal amount at the rate of eight percent (8%) per annum. The Note Balance (to the extent not converted in accordance with the terms of this Note) shall be due and payable twelve (12) months from the date of issuance of this Note (the “Maturity Date”). Interest will commence on the date hereof and will continue on the outstanding principal until paid in full or otherwise converted pursuant to the terms set forth herein. All interest on the Principal Amount will accrue and, unless converted earlier as set forth below, be due and payable on the Maturity Date. Interest will be computed on the basis of a 365-day year.

1. Instrument. This Convertible Promissory Note (the “Note”) is issued pursuant to the Note and Warrant Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”) between the Company and the Holder. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Definitions.

(a) “Collateral” means whether now existing or hereafter arising, all of the Company’s right, title and interest, in and to, (i) all fixtures (as defined in the UCC) and equipment (as defined in the UCC), (ii) all Intellectual Property, (iii) all other tangible or intangible assets and (iv) all proceeds of the foregoing.

(b) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(c) “Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know- how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

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(d) “Note Balance” means at any particular time the then outstanding principal balance and any accrued but unpaid interest on this Note.

(e) “Sale Transaction” means a merger or consolidation of the Company with or into any other entity, or a sale of all or substantially all of the assets of the Company, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior to such transaction(s) receive cash, securities or other property in exchange for their shares and, immediately after such transaction(s), own less than 50% of the equity securities of the surviving corporation or its parent.

(f) “Securities Act” means the Securities Act of 1933, as amended.

3. Prepayment; Notes Pari Passu; Applicable of Payments. Except with regard to conversion of this Note in accordance with Section 5 below, the Company may not prepay this Note without the written consent of the Holder. Upon payment in full of the Note Balance hereunder, this Note must be surrendered to the Company for cancellation.

4. Seniority; Security.

4.1 Seniority. The Note Balance and all other obligations of the Company of any kind whatsoever under or in respect of this Note (the “Senior Obligations”) constitute unsubordinated obligations of the Company, and except for any obligations which have priority under applicable law, rank senior in right of payment to all other indebtedness of the Company and are senior and preferred in right of payment to all equity securities of the Company, in each case, outstanding as of the date of this Note.

4.2 Security. This Note, as that term is used in the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware (the “UCC”) and the Company hereby grants to the Holder, in order to secure the payment and performance of any and all existing and future obligations and liabilities of the Company owed to Holder, including, without limitation, all existing advances and future advances and the Company’s obligations under this Note, a first lien and continuing security interest in and to the Collateral, whether now owned or hereafter acquired by the Company, wherever located, and whether now or hereafter existing or arising (terms used in this Section 4.2 shall have the meaning provided in the UCC; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies).

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4.3 Cooperation. The Company will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Holder from time to time such confirmatory assignments, conveyances, financing statements, powers of attorney, certificates and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted, which the Holder, upon written discretion, deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. Without limiting the foregoing, the Company hereby authorizes the Holder to file any such financing statements as the Holder shall determine to be necessary or advisable to perfect the security interest granted hereunder, without the signature of the Company.

4.4 Remedies. In addition to all other rights, options, and remedies granted to the Holder under this Note, upon the occurrence and during the continuation of an Event of Default, the Holder may exercise all other rights granted to it under this Note and all rights under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law, including the right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process, and to exercise all rights and remedies available to the Holder with respect to the Collateral under the UCC in effect in the applicable jurisdiction(s)

5. Conversion.

5.1 Stockholder Approval. The Note shall not be convertible unless and until the Company obtains such approval as may be required by the applicable rules and regulations of the Principal Market Rules (or the applicable rules and regulations of any successor entity) from the stockholders of the Company with respect to such conversion (“Stockholder Approval”). The Company shall hold a special meeting of stockholders on or before the date that is ninety (90) days following the date of the Purchase Agreement. The Company shall use its reasonable best efforts to obtain such Stockholder Approval. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting as often as reasonably practicable thereafter to seek Stockholder Approval until the Stockholder Approval is obtained.

5.2 Conversion at Option of Holder. Once Stockholder Approval is obtained, this Note shall be convertible at any time into Common Stock at the price equal to the closing price of the Common Stock on the Nasdaq Stock Market, or other Trading Market if not listed on Nasdaq, (the “Closing Price”) on the date of conversion.

5.3 Mandatory Conversion. Once Stockholder Approval is obtained, if the Closing Price of the Common stock exceeds $5.00 per share for a period of five (5) consecutive trading days, the Note will automatically convert at a price equal to the five-day (5) VWAP (subject to adjustment for any stock split, stock dividend, reverse stock split, combination or similar transaction) (the “Mandatory Conversion”).

5.4 Sale Transaction. In the event of a Sale Transaction on or prior to the Maturity Date, the Company will repay the Holder, at the Holder’s election, as follows: (a) cash equal to 200% of the Note Balance, or (b) transaction consideration in the amount to be received by the Holder in such Sale Transaction if the Note was converted pursuant to an optional conversion as described in Section 5.2.

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5.5 Effect of Conversion. The Company will not issue fractional shares of equity securities but will round the amount of any fractional shares otherwise issuable upon conversion of this Note up to the nearest whole share. Upon conversion of this Note pursuant to this Section 5, the applicable Note Balance will be converted without any further action by the Holder. The Company will, within one business day, issue the securities to which the Holder will be entitled. The Holder will be treated for all purposes as the record holder of such securities on such date.

6. Events of Default. Each of the following will be deemed to constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Company fails to pay the Note Balance on the Maturity Date;

(b) Subject to Judgment. The Company becomes subject to a judgment of more than $50,000.00;

(c) Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, or voluntarily terminate operations, (ii) makes a general assignment for the benefit of any of its creditors, (iii) is dissolved or liquidated in full or in part, (iv) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (v) admits in writing its inability to pay debts as the debts become due, or (vi) takes any action for the purpose of effecting any of the foregoing;

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered, or such case or proceeding is not dismissed or discharged within 20 days of commencement;

(d) Performance under Note. The Company defaults in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof, and such default is not remedied or waived within 30 calendar days after the Company receives written notice of such default;

7. Remedies. Upon the occurrence of an Event of Default, at the option and upon the written declaration of the Holder (or automatically without such declaration if an Event of Default set forth in Section 6(d) occurs), the entire Note Balance will, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such Holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under this Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

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8. Governing Law. The terms of this Note are governed by and construed in accordance with the laws of the State of Delaware.

9. Time of Essence. Time is of the essence with respect to all of the Company’s obligations and agreements under this Note.

10. Successor and Assigns. This Note and all provisions, conditions, promises and covenants hereof are binding in accordance with the terms hereof upon the Company, its successors and assigns. The obligations of the Company set forth herein will not be assignable by the Company without Holder’s prior written consent.

11. Collection Expenses. The Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due.

12. Waiver. The Company hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

13. Entire Agreement. This Note contains the entire understanding of the Company and the Holder with respect to the subject matter hereof and thereof and expressly supersede any and all prior agreements and understandings among them with respect to such subject matter. All pronouns contained herein, and any variations thereof, are deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be executed and issued as a sealed instrument as of the date and year first written above.

GLUCOTRACK, INC.

By:
Name:	Paul Goode
Title:	Chief Executive Officer

HOLDER:

By:

[Signature Page to Secured Convertible Promissory Note]